UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 14, 2019

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting held on January 14, 2019, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of U.S. Bancorp (the “Company”) adopted the U.S. Bancorp Annual Executive Incentive Plan (the “Plan”). The Plan provides that the Committee can make awards of variable compensation to officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, based on the achievement of performance objectives. The Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At the same meeting, the Committee approved awards under the Plan to the Company’s named executive officers for 2019 performance (the “2019 Awards”). These officers will have the opportunity under the 2019 Awards to earn cash payments with target values as follows: Andrew Cecere, 265% of salary; Terrance R. Dolan, 150% of salary; Jeffry H. von Gillern, 150% of salary; and Gunjan Kedia, 150% of salary. The actual amounts earned will be determined based on achievement relative to a corporate earnings per share target for 2019 (weighted 50%) and business line pre-tax income targets for 2019 (weighted 35% for Mr. von Gillern and 50% for the others) and, for Mr. von Gillern only, expense performance (weighted 15%). Payout amounts are subject to adjustment for individual performance and sensitivity to risk.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	U.S. Bancorp Annual Executive Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy
Executive Vice President and General Counsel

Date: January 16, 2019

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